Exhibit 10.52

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the

Securities and Exchange Commission

Confidential Portions denoted by [***]

Execution Version

THIS VARIATION AND SETTLEMENT AGREEMENT (this “V&S Agreement”) is made as of the date of last signature below (the “Effective Date”) by and among:

(1)          PHARMATHENE, INC. of One Park Place, Annapolis, Maryland 21401 United States (“Pthn US”); and

(2)          AVECIA INVESTMENTS LIMITED a company incorporated in England and Wales (company number 03768296) whose registered office is at PO Box 42, Hexagon Tower, Blackley Manchester, M9 8ZS, United Kingdom (“AIL”); and

(3)          PHARMATHENE UK LIMITED a company incorporated in England and Wales (company number 06534363) whose registered office is at C/O Hogan & Hartson, Juxon House, 100 St Paul’s Churchyard, London EC4M 8BU, United Kingdom (“Pthn UK” and sometimes along with Pthn US collectively referred to as “Pthn”); and

(4)          AVECIA BIOLOGICS LIMITED a company incorporated in England and Wales (company number 05803359) whose registered office is at Hexagon Tower, PO Box 42, Blackley, Manchester M9 8ZS, United Kingdom (“ABL” and sometimes along with AIL collectively referred to as “Avecia”); and

(5)          AVECIA BIOLOGICS INC. of 155 Fortune Boulevard, Milford MA01757, United States (“ABI”); and

(6)          AVECIA LIMITED a company incorporated in England and Wales (company number 03730853) whose registered office is at PO Box 42, Hexagon Tower, Blackley, Manchester M98ZS, United Kingdom (“AL”).

WHEREAS:

(A)        Reference is made to that certain (i) Sale and Purchase Agreement dated 20 March 2008, as amended by the Amendment Agreement dated April 2, 2008 (as amended, the “Purchase Agreement”) among AIL, the Business Vendors (as defined therein), Avecia Limited, the Local Purchasers (as defined therein) and Pthn US and (ii) letter of credit issued by Silicon Valley Bank (being L/C Number SVBSF005177: Expiry Date 16 October 2009) pursuant to Schedule 7 of the Purchase Agreement (the “SVB Letter of Credit”).

(B)         The parties hereto now desire to record the amicable resolution between them of all matters outstanding between them as of the Effective Date with respect to the Deferred Consideration (as defined in the Purchase Agreement).

(C)         Reference is made to Contract No. N01-30052 between ABL and the National Institute of Allergy and Infectious Diseases (“NIAID”), part of the US National Institute of Health (“NIH”), for “Production and Testing of Anthrax Recombinant Protective Antigen” (“Contract No. N01-30052”), which was novated to Pthn UK in December 2008.

(D)         Reference is also made to that certain Master Services Agreement dated 2 April 2008 among Pthn UK and ABL (the “Master Services Agreement”) and Project Plans #1 and #2 attached thereto (the “Project Plans”).

(E)         The parties hereto now desire to record the amicable resolution between them of matters outstanding as of the Effective Date with respect to Contract N01-30052, including but not limited to the Project Plans, including the discharge and settlement of certain obligations and liabilities under the Master Services Agreement in respect of the Project Plans arising between them prior to the Effective Date.

NOW, IN CONSIDERATION OF THE OBLIGATIONS AND MUTUAL AGREEMENTS SET OUT IN THIS V&S AGREEMENT, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.           Payment of Deferred Consideration and Delivery of the SVB Letter of Credit

1.1           Pthn US shall pay to AIL the Deferred Consideration of US$7,000,000 to be received as cleared funds in the following bank account on or before 30 June 2009:

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1.2         Upon receipt of the Deferred Consideration as cleared funds in AIL’s bank account:

(i)            AIL shall immediately deliver the SVB Letter of Credit to Pthn US;

(ii)           the SVB Letter of Credit shall be terminated in all respects; and

(iii)          the parties hereto shall promptly take all actions and to execute all documents necessary to reflect said termination.

AIL hereby agrees that it shall not take any action to avail itself of the protections of the SVB Letter of Credit including making any draw under the SVB Letter of Credit provided Pthn US pays to AIL the Deferred Consideration on or before 30 June 2009, in accordance with Clause 1.1 above.

1.3           The terms of the Purchase Agreement shall be deemed amended to give effect to the provisions of Clauses 1.1 and 1.2 above.

2.             Contract No. N01-30052, Master Services Agreement and the Project Plans

2.1           Subject to adjustment under Clause 3.5 below, Pthn US on behalf of Pthn UK shall pay to ABL the aggregate sum of GBP£961,885 plus Value Added Tax payable under Invoice 90000731 (the “Services Payment”) in a single payment in full satisfaction for work performed or required to be performed under the Project Plans for which ABL has not been paid by Pthn UK or any other party, subject to and following completion of all of the following by ABL:

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2.2           Subject to Clause 2.3 below, as a result of the termination of the Project Plans on the Date of Termination (defined below). Pthn US on behalf of Pthn UK shall pay to ABL the sum of GBP£1.588,1 15 plus Value Added Tax (the “Project Plans Termination Payment”) on the earlier of:

(a)           thirty (30) days of satisfaction of the Milestone 2A Procurement Condition (as defined in the Purchase Agreement), provided that, for the avoidance of doubt, payment of the Milestone 2A Procurement Consideration (as defined in the Purchase Agreement) by Pthn US under the Purchase Agreement shall in no way be affected by payment under this V&S Agreement; or

(b)        5 January 2010.

2.3          In connection with, and as a condition to, the payment of the Project Plans Termination Payment in accordance with Clause 2.2 above, ABL shall provide to Pthn UK information in Microsoft Excel format in a form substantially similar to US Government Standard Form 1437 titled “Settlement Proposal for Cost-Reimbursement Type Contracts” with supporting documentation as previously provided to Pthn UK, which Pthn UK may use to prepare Standard Form 1437 for submission to NlH in support its efforts of obtaining reimbursement from the United States Government for reimbursement for such payment to ABL.

2.4           ABL and Pthn understand that the United States Government may require Pthn UK to submit a single termination claim that includes costs incurred under the Project Plans prior to termination, disposition of Acquired Property (as defined below) and cancellation costs as part of a one-time submission. In such case ABL shall promptly provide to Pthn UK all documentation reasonably required to support Pthn UK’s claim that the incurred costs were reasonable allowable, and allocable to the Project Plans and Contract N01-30052.  If the United States Government should request Pthn UK to provide additional information on other standard government forms. ABL agrees to provide reasonable assistance to Pthn UK for Pthn UK to comply with such requests within a reasonable time frame and in any event within the designated United States Government time line for performance subject always to receipt of timely notice by ABL of such requests from Pthn UK.

2.5          Following any delivery request from Pthn, ABL hereby agrees to deliver to Pthn UK on a commercially reasonable timely basis all the government furnished equipment (“GFE”) and raw materials, works in progress, supplies, equipment, data, materials, information, and other items acquired, fabricated, or otherwise obtained or provided by Avecia for performing under Contract No: N01-30052 and the Project Plans (“Acquired Property”) from the beginning of the contract between ABL and NIAID, part of the NIH, to the date of the novation between ABL and Pthn UK and then from the date of the aforementioned novation to the date on which Pthn terminated the Project Plans, i.e. [* * *], (“Date of Termination”) Attachment 2.5 is to the best of ABL’s knowledge and belief a true, accurate and complete list of all such GFE and Acquired Property unconsumed or unused as at the Date of Termination but in the event that there are any items of such GFE or Acquired Property which are not included on the said list, such items shall also be delivered to Pthn UK in accordance with this clause 2.5.  Delivery of all the foregoing (including the items set forth in Clause 2.1 above) shall be EXW (Billingham Site) (Incoterms 2000)  ABL hereby acknowledges and confirms to Pthn UK its obligations under Clause 11.1 of the Master Services Agreement to transfer PharmAthene Technology (as defined therein) and to provide certain technical assistance to Pthn UK and its designees and the parties hereto agree that, once executed by ABL and Pthn UK, the provisions of Project Plan #6 shall record such obligations of ABL in respect of such transfer and provision of assistance in detail. ABL shall also provide reasonable assistance to Pthn UK, including such information as may be reasonably requested by Pthn UK, to facilitate Pthn UK to bill the United States Government for amounts recoverable relating to cancellation of the rPA program.

2.6           Avecia shall promptly provide to Pthn UK all documentation reasonably required to enable Pthn UK to take such actions as Pthn UK, acting reasonably, considers necessary to demonstrate to the United States Government and support that the Services Payment was reasonable, allowable, and allocable to the Project Plans and Contract N01-30052. Such documentation shall be in support of executed work completed by ABL and shall not include any costs associated with cancellation. At Pthn’s reasonable request, ABL shall promptly provide Pthn UK or its designee such documentation as may be reasonably necessary to enable Pthn UK to complete the necessary close-out documentation required for a United States Government contract like Contract No. N01-30052, including but not limited to “Final Inventory Statement and Certification,” “Assignment of Credits and Refunds for Cost Reimbursement Subcontracts,” and “Subcontractor’s Certificate of Completion and Release of Claims”.

2.7           ABL shall provide a list of GFE and Acquired Property in a Microsoft Excel format in form substantially similar to US Government Standard Form 1428 titled “Inventory Disposal Schedule”. If the United States Government should request Pthn UK to provide additional information on other standard government forms. ABL agrees to provide reasonable assistance to Pthn UK for Pthn UK to comply with such requests with in a reasonable time frame with due consideration for the designated United States Government time line for performance, but subject always to receipt of timely notice to ABL from Pthn UK of such requests.

2.8           Avecia shall provide reasonable assistance to Pthn to enable Pthn to make all representations and certifications required by the close-out documentation and Standard Forms referenced above in a timely manner.

3.            Basis of settlement and waiver

The parties hereto agree as follows:

3.1           the terms of this V&S Agreement are in full and final settlement of the obigations and liabilities of the parties hereto that have arisen, otherwise accrued or are contingent between any of them solely in respect of:

(i)            payment of the Deferred Consideration, provided that, notwithstanding any provision of this V&S Agreement, AIL shall be entitled to take any action to avail itself of the protections of the SVB Letter of Credit including making any draw under the SVB Letter of Credit if Pthn US has failed to pay to AIL the Deferred Consideration by 30 June 2009, in accordance with Clause 1.1 above; and

(ii)          (a) the obligation on the part of Pthn US and Pthn UK to make payments to Avecia under the Project Plans and the Master Services Agreement (and the cancellation of work thereunder), and (b) the obligations of Avecia to provide proper documentation and justification for the charges relating to its work under Contract No. N01-30052, Master Services Agreement and the Project Plans (collectively, any and all of the obligations and liabilities referred to in this Clause 3.1(ii) are referred to in this V&S Agreement as the “rPA Wind Down Obligations and Liabilities”);

3.2           as of the Effective Date each of the parties hereto hereby releases each of the other parties hereto from its respective rPA Wind Down Obligations and Liabilities, other than as specifically set out in the V&S Agreement;

3.3           other than with respect to fraud or to enforce its rights under this V&S Agreement, as of the Effective Date, each of parties hereto covenant with each other party hereto (and their respective affiliates, principals, directors, officers, stockholders, members, subsidiaries, parents, divisions, representatives, agents, assigns, employees, servants and successors) not to take any action against such party (including but not limited to bringing any proceedings) in respect of the rPA Wind Down Obligations and Liabilities;

3.4           this V&S Agreement is entered into between the parties hereto in connection with the compromise of disputed matters and in the light of other considerations. It is not, and shall not be represented or construed by the parties hereto as, an admission of liability or wrongdoing on the part of a party to this V&S Agreement or any other person or entity;

3.5           Avecia agree, consent to, and shall co-operate in the audit of their books and records by the United States Government, if requested, to support Avecia claims for payment under the Project Plans and the termination thereof. Said audit will be consistent with the terms of Contract No. N01-30052. If said audit should discover that costs within, or relating to all or any part of the Services Payment payable are not allowable, allocable or reasonable by reason of being costs previously paid (i.e., double payments) costs for work, materials, consumable items, equipment or actions for other customers incorrectly charged to Pthn, or costs wrongly included by mistake or wilful act or omission. Pthn may deduct such unallowable, unallocable or unreasonable costs from the Services Payment (or if payment has already been made Avecia shall promptly reimburse such amount to Pthn). Notwithstanding the foregoing, no reduction/repayment shall be due with respect to costs incurred by Avecia for work, materials, consumable items, equipment or actions obtained, undertaken or allocated to the work under the Project Plans with Pthn’s approval or that Pthn has previously agreed to pay;

3.6           Avecia warrant and represent to Pthn that, to the best of Avecia’s knowledge and belief, the costs incurred under the Project Plans prior to the Date of Termination were incurred in performance of the Project Plans in which Avecia have not been reimbursed and that such costs are reasonable, allowable and allocable per the requirements of Contract No. N01-30052;

3.7           The parties hereto consent to any amendments or variations to the terms of the Purchase Agreement that result from the terms of this V&S Agreement (the “Variation Consent”). ABl and AL shall have no liability or obligation under this V&S Agreement in respect of any matter other than the Variation Consent or as set out in Clause 4 below.

4.             Law and Other Terms

4.1           This V&S Agreement is governed by and shall be construed and interpreted in accordance with the laws of England. The provisions of Clause 20.2 of the Purchase Agreement shall apply to this V&S Agreement as though they were set out in full in this V&S Agreement except that references to the Purchase Agreement are to be construed as references to this V&S Agreement.

4.2           To the extent that the Purchase Agreement or the Master Services Agreement is explicitly amended by this V&S Agreement, the terms of this V&S Agreement will prevail where the terms of the Purchase Agreement or the Master Services Agreement is contrary to or conflict with provisions of this V&S Agreement. Each of the Purchase Agreement and the Master Services Agreement, as amended by this V&S Agreement remains in full force and effect.

4.3           Headings in this V&S Agreement have been inserted for convenience of reference only and are not intended to limit or expand the meaning of the language contained in any particular Clause, paragraph or Clause.

4.4           The rights and obligations of the parties hereto under this V&S Agreement or any interest in this V&S Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the non-assigning parties hereto; provided, however, that a party hereto may, without prior consent of the other parties hereto, assign this V&S Agreement in its entirety in connection with the merger or sale of all or substantially all of the assets of such party hereto if such assignee agrees in writing to assume and be bound by the obligations of this V&S Agreement and the assignor continues to be bound by the obligations hereunder notwithstanding such assignment.

4.5           Each party hereto covenants that at any time, and from time to time it will execute such additional instruments and take such actions as may be reasonably requested by the other parties hereto to confirm or otherwise carry out the intent and purposes of this V&S Agreement. Should any provision of this V&S Agreement be declared illegal or unenforceable by any court of competent jurisdiction, such provision shall immediately become null and void, leaving the remainder of this V&S Agreement in full force and effect.

4.6           This V&S Agreement may not be modified or amended other than by an agreement in writing signed by all the parties hereto.

4.7           The nature of any claims against the parties hereto in connection with the subject matter of this V&S Agreement, the facts underlying such claims, the fact of any settlement of such claims, the fact of the negotiations leading to such settlement and the substance of those negotiations, the status of the matters referred to in this V&S Agreement, the terms of this V&S Agreement, and the amount of settlement, shall remain confidential and the parties hereto to this V&S Agreement shall not divulge this information to any person, other than legal counsel, accountants, the United States Government, including but not limited to the United States Department of Health and Human Services and other United States Government agencies acting on its behalf, United States Securities and Exchange Commission and the United States internal Revenue Service (as well as the UK equivalents of each of the foregoing), if necessary, at any time or for any purpose, except as may be required (i) by valid order or request by a securities regulatory organization any state or federal court, or administrative agency, (ii) by law, or (iii) in order to enforce the terms of this V&S Agreement.

4.8           Each party hereto hereby represents and warrants to the other as follows: (i) each party hereto has all requisite power and authority to enter into this V&S Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this V&S Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party, (iii) this V&S Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms and (iv) the execution and delivery of this V&S Agreement and the consummation by such party of the transactions contemplated hereby does not and will not (a) require the consent of or registration with any court, federal state, local or foreign governmental or regulatory body, or (b) constitute a default (with or without notice or lapse of time, or both) under or conflict with any contract or order to which such party is a party or by which such party or any of its properties or assets is subject or bound. Each party hereto further represents and warrants to the other parties hereto that it has not assigned any claims against any party hereto to any third party.

4.9           This V&S Agreement may be executed (including via facsimile) in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. It shall not be a necessary that the signature of, or on behalf of, each party hereto appears on each counterpart but it shall be sufficient that the signature of, or on behalf of, each party hereto appears on one or more of the counterparts.

IN WITNESS WHEREOF, the authorised representatives of the parties hereto have executed and delivered this V&S Agreement as a deed as of the last date set forth below, and upon it execution, this V&S Agreement becomes effective as of the Effective Date.

Executed as a deed for and on behalf of pharmathene, inc.

By:

Name:

Position:

Date:

Executed as a deed for and on behalf of PHARMATHENE UK LIMITED

By:

Name:

Position:

Date:

By:

Name:

Position:

Date:

Executed as a deed for and on behalf of AVECIA INVESTMENTS LIMITED

By:	/s/ Duncan McLellan

Name:	Duncan McLellan

Position:	Director

Date:	17 June 2009

By:	/s/ A.P. Cree

Name:	Mr. A.P. Cree

Position:	General Counsel & Company Secretary

Date:	17 June 2009

Executed as a deed for and on behalf of AVECIA BIOLOGICS LIMITED

By:	/s/ Duncan McLellan

Name:	Duncan McLellan

Position:	Director

Date:	17 June 2009

By:	/s/ A.P. Cree

Name:	Mr. A.P. Cree

Position:	General Counsel & Company Secretary

Date:	17 June 2009

Executed as a deed for and on behalf of AVECIA BIOLOGICS INC.

By:

Name:

Position:

Date:

By:

Name:

Position:

Date:

Executed as a deed for and on behalf of AVECIA BIOLOGICS LIMITED

By:	/s/ Duncan McLellan

Name:	Duncan McLellan

Position:	Director

Date:	17 June 2009

By:	/s/ A.P. Cree

Name:	Mr. A.P. Cree

Position:	General Counsel & Company Secretary

Date:	17 June 2009

Executed as a deed for and on behalf of AVECIA BIOLOGICS INC.

By:	/s/ Gordon Russell

Name:	Gordon Russell

Position:	Treasurer

Date:	17 June 2009

By:	/s/ A Topping

Name:	A Topping

Position:	Vice President

Date:	06/17/09

Executed as a deed for and on behalf of AVECIA LIMITED

By:	/s/ Duncan McLellan

Name:	Duncan McLellan

Position:	Director

Date:	17 June 2009

By:	/s/ A.P. Cree

Name:	Mr. A.P. Cree

Position:	General Counsel & Company Secretary

Date:	17 June 2009

Attachment 2.1(b)

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Attachment 2.1(d)

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Attachment 2.5

List of Acquired Property

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